Exhibit 99.1

                                    FORM 11-K




(Mark One)
  [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended          December 31, 2002
                          ------------------------------------------------------
                                                     OR
  [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                       to
                               ---------------------   -------------------------
Commission file number             1-10254
                      ----------------------------------------------------------




            TOTAL SYSTEM SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN



                           TOTAL SYSTEM SERVICES, INC.
                                1600 FIRST AVENUE
                             COLUMBUS, GEORGIA 31901
                                 (706) 649-2204
















                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              Financial Statements

                        December 31, 2002, 2001, and 2000

                   (With Independent Auditors' Report Thereon)




                          INDEPENDENT AUDITORS' REPORT

The Plan Administrator
Total System Services, Inc. Employee
  Stock Purchase Plan:

We have audited the accompanying statements of financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 2002 and 2001, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 2002 and 2001, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

April 11, 2003
                                                /s/KPMG LLP



                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                        Statements of Financial Condition

                           December 31, 2002 and 2001

                                                                         2002             2001
                                                                     ------------     ------------
                         ASSETS

Common stock of Total System Services, Inc. at market value -
  1,790,666 shares (cost $29,840,943) in 2002 and
  1,599,286 shares (cost $25,822,977) in 2001 (note 2)               $ 24,173,986       33,872,868
Dividends receivable                                                       30,500           23,979
Contributions receivable                                                  487,962          433,493
                                                                     ------------     ------------
                                                                     $ 24,692,448       34,330,340
                                                                     ============     ============
                       PLAN EQUITY

Plan equity (5,385 and 5,850 participants at
  December 31, 2002 and 2001, respectively)                          $ 24,692,448       34,330,340
                                                                     ============     ============

See accompanying notes to financial statements.

                                        2




                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

               Statements of Operations and Changes in Plan Equity

                 Years ended December 31, 2002, 2001, and 2000

                                                           2002            2001           2000
                                                       -------------   ------------   ------------
Dividend income                                        $     108,225         93,195         75,035

Realized gain on distributions to participants
  (note 4)                                                 1,913,128      4,686,645      2,093,104

Unrealized (depreciation) appreciation in common
  stock of Total System Services, Inc. (note 3)          (13,716,848)    (6,065,826)     7,748,715

Contributions (notes 1 and 2):
  Participants                                             7,575,583      6,650,650      5,684,730

  Participating employers:
    Total System Services, Inc.                            3,116,193      2,518,911      2,220,960
    Columbus Depot Equipment Company                             154            149            365
    TSYS Total Solutions, Inc.                                    --        264,872        239,780
    Columbus Productions, Inc.                                49,355         57,972         54,049
    TSYS Canada, Inc.                                         25,363         18,592         16,278
    TSYS Total Debt Management, Inc.                          62,385             --             --
    ProCard, Inc.                                             27,653             --             --
    DotsConnect, Inc.                                             --         56,101         28,769
    Vital Processing Services, L.L.C.                        511,160        423,270        305,280
                                                       -------------   ------------   ------------
            Total employer contributions                   3,792,263      3,339,867      2,865,481
                                                       -------------   ------------   ------------

            (Decrease) increase in Plan equity
               before withdrawals                           (327,649)     8,704,531     18,467,065

Withdrawals by participants - common stock of
  Total System Services, Inc. at market value
  (441,103 shares in 2002, 418,335 shares in 2001,
  and 435,792 shares in 2000) (notes 2 and 4)             (9,310,243)   (10,849,350)    (7,734,028)
                                                       -------------   ------------   ------------

            (Decrease) increase in Plan equity
              for the year                                (9,637,892)    (2,144,819)    10,733,037

Plan equity at beginning of year                          34,330,340     36,475,159     25,742,122
                                                       -------------   ------------   ------------
Plan equity at end of year                             $  24,692,448     34,330,340     36,475,159
                                                       =============   ============   ============

See accompanying notes to financial statements.

                                        3



                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

(1)    DESCRIPTION OF THE PLAN

       The Total System Services, Inc. Employee Stock Purchase Plan (the Plan) was implemented as of October 1, 1984. The Plan is designed to enable participating Total System Services, Inc. (TSYS) and subsidiaries' employees to purchase shares of common stock of TSYS at prevailing market prices from contributions made by them and TSYS and subsidiaries (the Participating Employers).

       TSYS serves as the Plan administrator. Prior to August 1, 2002, the Plan agent was State Street Bank and Trust Company. Effective August 1, 2002, the Plan agent is Mellon Investor Services, LLC, hereafter referred to as "Agent."

       Prior to July 1, 2002, all employees who work twenty hours per week or more were eligible to participate in the Plan after completing three months of continuous employment prior to the beginning of a calendar quarter. Effective July 1, 2002, the Plan was amended to allow employees who work 20 hours per week or more to become eligible to participate in the plan on the first payroll date after completing three months of continuous employment. Effective December 31, 2002, employees of TSYS or TSYS affiliates who are employed in a country other than the United States and are eligible to participate in a compensatory stock plan sponsored by TSYS or TSYS affiliates similar to the Plan that has been established pursuant to the laws of that country are not eligible to participate in the Plan. Participants contribute to the Plan through payroll deductions as a percentage of compensation. The minimum contribution is 0.5%, and the maximum contribution ranges from 3% to 7%, based on years of service. Effective July 1, 2002, the minimum allowable contribution is 1%. Contributions to the Plan are to be made by the Participating Employers in an amount equal to one-half of each participant's contribution. Participants are immediately vested in their contributions and Participating Employers' matching contributions.

       The Plan provides, among other things, that all expenses of the Plan and its administration shall be paid by TSYS with the exception of brokers' fees, commissions, postage, and transaction costs which are included in the cost of each participant's investment in common stock of TSYS.

       The Plan provides that each participant may withdraw at any time all or some of his account balance. The participant may elect to receive the proceeds in the form of shares of common stock of TSYS or in a lump-sum cash distribution. Prior to January 23, 2002, participants who had previously withdrawn shares from their Plan account remained eligible to participate, but with certain exceptions were precluded from receiving matching contributions from the Plan sponsor for a specified period of time. Effective January 23, 2002, the Plan was amended to allow employees to make unlimited withdrawals without their employer matching contributions being suspended.

       TSYS expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant's right to the benefit of contributions made by him or TSYS prior to the date of such amendment or termination.

(2)    SUMMARY OF ACCOUNTING POLICIES

       The investment in common stock of TSYS is stated at market value. The 2002 and 2001 market values are based on the closing price at year-end. The December 31, 2002 and 2001 market values were $13.50 and $21.18 per share, respectively.

                                                                     (Continued)

                                        4


                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

       The realized gain on distributions to participants is determined by computing the difference between the average cost per share of common stock and the market value per share at the date of the distribution to the participants.

       Contributions to and withdrawals from the Plan are accounted for on the accrual basis. Common stock contributions are recorded at fair value.

       During the years ended December 31, 2002, 2001, and 2000, TSYS contributed one share of stock to each new employee, upon reaching three months of employment with TSYS. Such contributions were made to the employees' accounts with the Plan, and resulted in an increase of employer contributions of approximately $1,827, $28,587, and $22,650 for the years ended December 31, 2002, 2001, and 2000, respectively. Effective January 23, 2002, the Plan was amended to eliminate this gift stock program.

       Dividend income is accrued on the record date.

       The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by their employer. Cash dividends paid on common stock of TSYS purchased under the Plan will be taxed to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the common stock of TSYS purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(3)    UNREALIZED (DEPRECIATION) APPRECIATION IN COMMON STOCK OF TSYS

       Changes in unrealized (depreciation) appreciation in common stock of TSYS are as follows:

                                                2002           2001          2000
                                            -------------   -----------   ----------
Unrealized (depreciation) appreciation
  at end of year                            $  (5,666,957)    8,049,891   14,115,717
Unrealized appreciation at beginning
  of year                                       8,049,891    14,115,717    6,367,002
                                            -------------   -----------   ----------
             Unrealized (depreciation)
              appreciation for the year     $ (13,716,848)   (6,065,826)   7,748,715
                                            =============   ===========   ==========

                                                                     (Continued)

                                        5


                           TOTAL SYSTEM SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                          Notes to Financial Statements

                        December 31, 2002, 2001, and 2000

(4)    REALIZED GAIN ON WITHDRAWAL DISTRIBUTIONS TO PARTICIPANTS

       The gain realized on withdrawal distributions to participants is summarized as follows:

                                                2002           2001          2000
                                            -------------   -----------   ----------
Market value at dates of distribution or
  redemption of shares of common
  stock of TSYS                             $   9,310,243    10,849,350    7,734,028
    Less cost (computed on an average
    cost basis) of shares of common
    stock of TSYS distributed or
    redeemed                                    7,397,115     6,162,705    5,640,924
                                            -------------   -----------   ----------
           Total realized gain              $   1,913,128     4,686,645    2,093,104
                                            =============   ===========   ==========

                                       6